UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2007

BioCryst Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2190 Parkway Lake Drive, Birmingham, Alabama	35244
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 444-4600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation:

On July 18, 2007 BioCryst Pharmaceuticals, Inc. filed a Certificate of Amendment to the Third Restated Certificate of Incorporation. This amendment was approved by the stockholders at the Annual Meeting held on May 16, 2007 and amends the first paragraph of Article FOURTH as follows:

FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares consisting of (i) Ninety-Five Million (95,000,000) shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), of which Forty-Five Thousand (45,000) shares are designated Series B Junior Participating Preferred Stock.

The Third Restated Certificate of Incorporation previously authorized Fifty Million (50,000,000) shares consisting of (i) Forty-Five Million shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), of which Forty-Five Thousand (45,000) shares are designated Series B Junior Participating Preferred Stock.

Item 9.01. Financial Statements and Exhibits:

Exhibit No.	Description

3.1	Certificate of Amendment to the Third Restated Certificate of Incorporation of BioCryst Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2007	BioCryst Pharmaceuticals, Inc.
	By:	/s/ Michael A. Darwin
Michael A. Darwin
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Third Restated Certificate of Incorporation of BioCryst Pharmaceuticals, Inc.